                                                                     EXHIBIT 4.2

38656

NUMBER                                                                     UNITS
--------------                                                    --------------
DH
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                  DEPOSITARY RECEIPT FOR UNITS OF INTEREST IN
                            DORCHESTER HUGOTON, LTD.
                (a limited partnership under the laws of Texas)
               THIS RECEIPT IS TRANSFERABLE IN YEW YORK, NEW YORK


                                                       CUSIP 258205 20 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


         1. AMERICAN STOCK TRANSFER & TRUST CO., a national trust association organized under the laws of the United States, as depositary (Depositary), hereby certifies that


                                    SPECIMEN

                                                             DEPOSITARY RECEIPTS
is a registered owner of

(Receipts) which represent a right to receive an equal number of Limited Partnership Units (Units) in DORCHESTER HUGOTON, LTD., (DH), a limited partnership established under the Texas Revised Limited Partnership Act. The Units have been deposited under the Depositary Agreement hereinafter identified. The Certificate and Agreement of Limited Partnership (Partnership Agreement) under which DH was organized and is existing, copies of which are on file at DH's office in Dallas, Texas, sets forth the rights, preferences and limitations of the Units and the Receipts.

         2. Receipts, Depositary Agreement. Depositary Receipts of which this Receipt is one, are issued upon the terms and conditions set forth in a Depositary Agreement dated as of June 17, 1982 as it may be amended from time to time in accordance with its terms (Depositary Agreement), between and among Dorchester Gas Corporation, a Delaware corporation, DH, Preston A. Peak, President of P.A. Peak, Inc. ("Peak") as a general partner of DH and as attorney-in-fact for the limited partners in DH and holders from time to time of Receipts issued under the Depositary Agreement, and the Depositary. The Depositary Agreement (copies of which are on file at the Depositary's corporate office in New York, New York) sets forth the rights of holders of Receipts, each of whom becomes a party to the Depositary Agreement by acceptance of a Receipt, and the rights and duties of the Depositary in respect to the Receipts and all other property and cash from time to time held under the Depositary Agreement. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Depositary Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

         3. Transfers, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the holder hereof, in person or by duly authorized attorney, to the Depositary at its corporate office in New York, New York, or at such other office or offices as it may designate properly endorsed, or accompanied by an instrument of transfer properly executed, by the transferor, and upon such transfer the Depositary shall, directly or through an agent issue and deliver a Receipt to the person entitled thereto,as provided in the Depositary Agreement. This Receipt may be split into other Receipts, or combined with other Receipts into one Receipt, evidencing the same aggregate number as the Receipt or Receipts surrendered.

         4. Conditions to Signing and Delivery, Transfer, Etc of Receipts. Before the execution and delivery, transfer, split-up, combination surrender or exchange of this Receipt, the Depositary or any of the Depositary's agents may require (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Units being deposited or withdrawn) (b) proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with such regulations, if any, as if may establish pursuant to the Depositary Agreement. Any holder of this Receipt may be required to file such information and to execute such certificates as the Depositary may reasonably deem necessary or proper.

         5. Suspension of Delivery, Transfer, Etc. The delivery of this Receipt against Units, or the transfer, surrender or exchange of this Receipt may be suspended during any period when suspension is deemed necessary or advisable by the Depositary, any of the Depositary's Agents, DH or any general partner of DH at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Depositary Agreement or for any other reason.

         6. Effect of Acceptance and Transfer of Receipts. By acceptance of this Receipt, the holder becomes a party to the Depositary Agreement, bound by the terms and conditions of the Depositary Agreement and the Receipt, and if a properly executed Application for Transfer accompanies the Receipt, is deemed to have requested admission as a Limited Partner in DH and to have agreed to be bound by the terms and conditions of the Partnership Agreement, and is deemed to have appointed Peak or any other General Partner, his attorney to execute and file any document necessary or appropriate for his admission as a Limited Partner in DH and as a party to the Partnership Agreement. By transfer of this Receipt, the holder is deemed to have given the transferee the right to become a Limited Partner in DH subject to the applicable provisions of the partnership Agreement.

         7. Status of Holder. Upon delivery of this Receipt, the holder, pending his admission as a Limited Partner in DH, has the rights of an assignee under The Texas Uniform Limited Partnership Act and is entitled to admission as a Limited Partner in accordance with the partnership Agreement, subject to certain limitations if he is a Non-citizen as defined therein. The Units evidenced by this Receipt are subject to redemption if DH makes certain determinations as to the holder's citizenship status and the effect thereof, as provided in the Partnership Agreement.

         WITNESS the signature of a duly authorized General Partner.

                                       Dated:

                                                 DORCHESTER HUGOTON, LTD.

                                       By  /s/ PRESTON A PEAK
                                           President, P.A. Peak, Inc.
                                           Authorized General Partner


                                         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                      Depositary, Transfer Agent
                                                                   and Registrar

                                                            Authorized Signature


       FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS RECEIPT
                         APPEAR ON THE REVERSE SIDE

                          AMERICAN BANK NOTE COMPANY


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FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS RECEIPT

         8. Requirements of Execution. The holder of this Receipt shall not be entitled to any benefits under the Depositary Agreement and this Receipt shall not be valid or obligatory for any purpose unless this Receipt has been executed by and on behalf of the depositary by the manual signature of a duly authorized employee.

         9. Surrender of Receipts and Withdrawal of Units. Upon Surrender of this Receipt to the Depositary at its corporate office in New York, New York, or at such other office or offices as it may designate, and subject to the provisions of the Depositary Agreement and the Partnership Agreement, the holder of this Receipt is entitled to delivery to him by DH of a Certificate of Limited Partnership Units, representing the Units evidenced by this Receipt.

         10. Payment of Taxes of Other Governmental Charges. If any tax or other governmental charge becomes payable with respect to this Receipt or with respect to Units evidenced by this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of this Receipt. Transfer of this Receipt or any withdrawal of Units evidenced by this Receipt may be refused until such payment is made, and any distribution may be withheld and be applied to payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

         11. Warranties by Depositor. Every person depositing Units under the Depositary Agreement shall be deemed thereby to represent and warrant that he is, or is duly authorized to be acting for, a Limited Partner or an Assignee as defined in the Depositary Agreement, that such Units, the Certificate and any other evidence of ownership therefor are validly issued, and that the person making such deposit is the owner thereof or duly authorized by the owner thereof so to do.

         12. Amendment. Any provision of the Depositary Agreement or of the form of the Receipts may at any time and from time to time be amended by agreement between DH and the Depositary in any respect they may deem necessary or desirable that does not adversely affect any substantial right of holders of Receipts. Any amendment that imposes any fee, tax, or charge (other than fees and charges provided for herein or in the Depositary Agreement) or otherwise adversely affects any substantial right of holders of Receipts shall not become effective as to outstanding Receipts (a) until the expiration of 30 days after notice of such amendment has been given to the record holders of outstanding Receipts, or (b) if it adversely affects any substantial right of the holders of Receipts, until it has been approved by the requisite vote or consent of the record holders of Receipts as provided in the Depositary Agreement. The holder of this Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to the amendment, and to be bound by the Depositary Agreement as amended thereby. In no event shall any amendment impair the right of the holder of this Receipt described in Paragraph 9 above.

         13. Charges of Depositary. DH will pay all charges of the Depositary, except for (a) taxes and other governmental charges and (b) such telegram, telex, and delivery charges as are expressly provided in the Depositary Agreement to be at the expense of persons depositing or withdrawing Units or holders of Receipts.

         14. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the Units evidenced by this Receipt), when properly endorsed, or accompanied by an instrument of transfer properly executed, by the transferor is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt is transferred on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to any distribution or to any notice provided for in the Depositary Agreement, and for all other purposes.

         15. Distributions. Whenever the Depositary receives any cash distribution on Units, the Depositary will, subject to the provisions of the Depositary Agreement, make such distribution to the record holders of Receipts as nearly as practicable in proportion to the number of Units represented by their Receipts; provided, however, that the amounts distributed may be reduced by any amount required to be withheld by DH or the Depositary on account of taxes. Whenever any distribution becomes payable with respect to Units or any notice is issued to owners of Units, DH will fix a record date for determination of the holders of Receipts to whom the distribution will be paid or the notice will be given.

         16. Reports. The Depositary will make available for inspection by record holders of Receipts at its corporate office in New York, New York, and such office or offices as it may deem advisable, any report, financial statement, or communication received from DH that is both (a) received by the Depositary as the depositary of Units and (b) made generally available to the holders of Units or Receipts. The Depositary will also send to record holders of Receipts copies of reports, financial statements and communications to the extent provided in the Depositary Agreement when furnished by DH.

         17. Transfer Books. The Depositary will keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the record holders of Receipts, provided that such inspection shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of DH or a matter related to the Depositary Agreement of the Receipts.

         18. Liability of Depositary, Depositary's Agents, Peak, DH and any other General partner of DH. The Depositary, any agent of the Depositary, Peak, DH and any other general partner of DH shall not incur any liability to any holder of any Receipt if, by reason of any provision of any present or future law of any governmental authority or, in the case of the Depositary or any agent of the Depositary, by reason of any provision, present of future, of the Partnership Agreement, or by reason or any act of God or war or other circumstance beyond its control, the Depositary, any agent of the Depositary, Peak, DH and any other general partner of DH and any other general partner of DH is prevented or forbidden from doing or performing any act or thing required by the terms of the Depositary Agreement to be done or performed; nor shall the Depositary, any agent of the Depositary, Peak, DH and any other genral partner of DH incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing required by the terms of the Depositary Agreement to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Depositary Agreement.

         19. Immunities of Depositary, Depositary's Agents, Peak, DH and any other General Partner of DH. The Depositary, any agent of the Depositary, Peak, DH and any other general partner of DH (a) assume no obligation and shall not be subject to any liability under the Depositary Agreement to holders of Receipts other than that each of them agrees to act in good faith in the performance of such duties as are specifically set forth in the Depositary Agreement, (b) will not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Units or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and (c) will not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Units for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any agent of the Depositary, Peak, DH and any other general partner of DH may rely and shall be protected in acting upon any written notice, request, direction, other document believed by it to be genuine and to have been signed or presented by the proper person or persons.

         20. Indemnification. The Depositary will indemnify Peak, DH and any other general partner of DH against, and hold each of them harmless from, any liability that may arise out of acts performed or omitted by the Depositary or its agents due to gross negligence, bad faith, or intentional misconduct. Peak, DH and any other general partner of DH will indemnify the Depositary against, and hold it harmless from, any liability that may arise out of acts performed or omitted (a) by the Depositary, the Registrar, or any of their agents, except for any liability arising out of gross negligence, bad faith, or intentional misconduct or (b) by Peak, DH and any other general partner of DH or any of their agents.

         21. Resignation and Removal of Depositary. The Depositary may at any time (a) resign by written notice of its election so to do delivered to DH, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment or (b) be removed by DH effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Depositary Agreement.

         22. Termination of Depositary Agreement. Whenever so directed by DH, the Depositary will terminate the Depositary Agreement by mailing notice of termination to the record holders of all Receipts then outstanding at least 30 days before the date fixed in such notice for termination. The Depositary may in the same manner terminate the Depositary Agreement if at any time 60 days have elapsed after the Depositary has delivered to DH written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. Upon termination of the Depositary Agreement, DH shall be discharged from all obligations thereunder except for its obligations to the Depositary with respect to indemnification, charges, and expenses. If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue all functions and be discharged from all obligations with respect thereto, except as specifically provided in the Depositary Agreement.

         23. Governing Law. The Depositary Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by and construed in accordance with the laws of the State of Texas.

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         NO ASSIGNMENT OF UNITS EVIDENCED BY THIS RECEIPT WILL BE REGISTERED ON
THE BOOKS OF THE DEPOSITARY OR OF DH UNLESS AN APPLICATION FOR TRANSFER HAS
BEEN EXECUTED BY THE ASSIGNEE, EITHER (1) ON THE FORM OF APPLICATION SET FORTH BELOW OR (2) ON A SEPARATE APPLICATION ON A FORM THAT THE DEPOSITARY WILL FURNISH ON REQUEST AND WITHOUT CHARGE.

                            APPLICATION FOR TRANSFER


         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Units evidenced by the within Receipt and hereby certifies to DH and the Depositary that the Assignee (including any person for whom the Assignee will hold the Units)

[check one of the following   is [ ]   is not [ ]   an Eligible Citizen.*

         The Assignee agrees to be bound by the terms and conditions of the Depositary Agreement, the Receipt, and the Partnership Agreement.

Dated ________________________             _______________________________
                                           Signature of Assignee


                                           Signature Guaranteed

                                           ________________________________

* "Eligible Citizen" means (a) a citizen or national of the United States, or
(b) an alien lawfully admitted for permanent residence in the United States as defined in 8 USC 1101 (a)(20) or (c) a private, public or municipal corporation organized under the laws of the United States or of any State or of the State of the District of Columbia, or territory thereof, or (d) an association (including a partnership) of such citizens, nationals, resident aliens, or private, public or municipal corporations, States or political subdivisions of States.
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         The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  - as tenants in common            UNIF GIFT MIN ACT - _________ Custodian ____________
TEN ENT  - as tenants by the entireties                        (Cust)                (Minor)
JT TEN   - as joint tenants with right of                      under Uniform Gifts to Minors
           survivorship and not as tenants                     Act ___________
           in common                                                 (State)

   Additional abbreviations may also be used though not in the above list.

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

______________________________________

________________________________________________________________________________
        Please print or typewrite name and residence address of assignee

________________________________________________________________________________
the within Receipt and all rights and interests represented thereby, and irrevocably constitutes and appoints


_____________________________________________________________________  attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated____________________________          Signature __________________________


Signature Guaranteed

______________________________

         NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the receipt, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee, or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the depositary, must be forwarded with this receipt. The signature must be guaranteed by an authorized employee of a bank, trust company, or member of a national securities exchange.